Exhibit 10.5

SPONSOR PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS SPONSOR PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of July 10, 2026 (as it may from time to time be amended, this “Agreement”), is entered into by and between Samos Energy Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Samos Energy Acquisition Sponsor, LP, a Delaware limited partnership (the “Sponsor”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit (the “Units”) consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”) as set forth in the Company’s registration statement on Form S-1 (File No. 333-296771) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Each whole warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share. The Sponsor has agreed to purchase 4,000,000 warrants in a private placement that will close simultaneously with the closing of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Ordinary Share at an exercise price of $11.50 per share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Sponsor.

B. Purchase and Sale of the Private Placement Warrants.

(i) Simultaneously with the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Sponsor and the Company (the “Closing Date”), the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, the number of Private Placement Warrants set forth opposite the Sponsor’s name on Exhibit A to this Agreement at a price of $1.00 per warrant for an aggregate purchase price of $4,000,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Sponsor of the Purchase Price set forth opposite the Sponsor’s name on Exhibit A to this Agreement by wire transfer of immediately available funds to the Company, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased on such date duly registered in the Sponsor’s name to the Sponsor, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) The Private Placement Warrants shall be substantially identical to the Warrants sold in the Public Offering, except that, among other things, the Private Placement Warrants (i) will be subject to the transfer restrictions described in Section 8 of the Letter Agreement, dated July 10, 2026, by and among the Company, the Sponsor and the Company’s officers and directors and (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradeable only after certain conditions are met or the resale of the Private Placement Warrants is registered under the Securities Act.

(ii) Each Private Placement Warrant shall have the terms set forth in a Private Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(iii) At the time of the closing of the Public Offering, the Company and the Sponsor shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Sponsor relating to the Private Placement Warrants, including the Ordinary Shares issuable upon exercise of the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Sponsor to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Sponsor (which representations and warranties shall survive the Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Ordinary Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, the “Memorandum and Articles”), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles, and upon registration in the Company’s register of members, the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Warrants, the Ordinary Shares issuable upon exercise of the underlying Private Placement Warrants, shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Memorandum and Articles, and upon registration in the Company’s register of members, the Sponsor will have good title to the Private Placement Warrants purchased by the Sponsor and the Ordinary Shares issuable upon exercise of the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Sponsor.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Sponsor. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Sponsor, the Sponsor hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. The Sponsor possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by the Sponsor does not and shall not as of the Closing Date conflict with or result in a breach by the Sponsor of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Sponsor is subject.

C. Investment Representations.

(i) The Sponsor is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Ordinary Shares issuable upon such exercise (collectively, the “Securities”), for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Sponsor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(iii) The Sponsor understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Securities.

(iv) The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Sponsor. The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Sponsor understands that its investment in the Securities involves a high degree of risk and the Sponsor has sought such accounting, legal and tax advice as the Sponsor has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Sponsor understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a business combination and may not be available for resale transactions of Securities after a business combination.

(viii) The Sponsor has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Sponsor has adequate means of providing for the Sponsor’s current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Sponsor can afford a complete loss of the Sponsor’s investment in the Securities.

Section 4. Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Sponsor.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Sponsor under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Sponsor contained in Section 3 hereof shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Sponsor on or before the Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Legends The Private Placement Warrants and the underlying Ordinary Shares will bear the following legend.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG SAMOS ENERGY ACQUISITION CORPORATION (THE “COMPANY”), SAMOS ENERGY ACQUISITION SPONSOR, LP AND THE OTHER PARTIES THERETO.

SECURITIES EVIDENCED HEREBY SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT EXECUTED BY THE COMPANY.”

B. The Private Placement Warrants will bear the legend set forth in Exhibit B of the Warrant Agreement.

Section 7. Termination. This Agreement may be terminated at any time after December 31, 2026 upon the election by either the Company or the Sponsor upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Sponsor to affiliates thereof (including, without limitation, one or more of the Sponsor’s partners).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

SAMOS ENERGY ACQUISITION CORPORATION

By:	/s/ Jacques Tohme
Name:	Jacques Tohme
Title:	Chief Executive Officer and Director

Signature Page to
Sponsor Private Placement Warrants Purchase Agreement

SPONSOR:

SAMOS ENERGY ACQUISITION SPONSOR, LP

By:	/s/ Jacques Tohme
Name:	Jacques Tohme
Title:	Authorized Person

Signature Page to
Sponsor Private Placement Warrants Purchase Agreement

Exhibit A

Name	Number of Private Placement Warrants	Purchase Price
Samos Energy Acquisition Sponsor, LP	4,000,000	$4,000,000